Exhibit 4.19
     SUPPLEMENT NO. 2, dated as of May 31, 2007 (this “Supplement”), to the Security Agreement dated as of August 23, 2006 and supplemented as of September 29, 2006 (the “Security Agreement”), by and among Broadview Networks Holdings, Inc. (“Holdings”), certain of its Subsidiaries thereto (the “Initial Grantors”) and The Bank of New York, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).
     A. Reference is made to the Indenture, dated as of August 23, 2006 and supplemented as of September 29, 2006, May 14, 2007 and on the date hereof, by and among Holdings, the Initial Grantors, the New Grantors (as defined below) and the Bank of New York, as trustee and collateral agent (as amended, restated, supplemented, waived or otherwise modified from time to time, collectively, the “Indenture”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement referred to therein.
     C. The undersigned Subsidiaries listed under the heading “New Grantors” (collectively, the “New Grantors”) are executing this Supplement in accordance with the requirements of Section 4.14 of the Indenture and Section 7.18 of the Security Agreement.
          Accordingly, the Collateral Agent and the New Grantors agree as follows:
          SECTION 1. In accordance with Section 7.18 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct, in all material respects, on and as of the date hereof, except that the Schedules as with respect to the New Grantors are hereby updated to reflect the information set forth in the Schedules hereto. In furtherance of the foregoing, each New Grantor, hereby grants, pledges and collaterally assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, all of the New Grantor’s right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantors. The Security Agreement is hereby incorporated herein by reference.
          SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
          SECTION 3. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantors and (b) the Collateral Agent has executed a counterpart hereof.

          SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
          SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.1 of the Security Agreement.
          SECTION 8. The New Grantors agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.
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          IN WITNESS WHEREOF, the New Grantors and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

BANK OF NEW YORK as Collateral Agent
By:	/s/ Carlos R. Luciano
	Name:	Carlos R. Luciano
	Title:	Vice President

NEW GRANTORS: EUREKA BROADBAND CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA HOLDINGS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA NETWORKS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA TELECOM, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA TELECOM OF VA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFOHIGHWAY COMMUNICATIONS CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

ARC NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

A.R.C. NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFOHIGHWAY VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFO-HIGHWAY INTERNATIONAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer